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                                                                EXHIBIT 4.3

                           ADOBE SYSTEMS INCORPORATED

                             1994 STOCK OPTION PLAN


     1. PURPOSE. The Adobe Systems Incorporated 1994 Stock Option Plan (the "PLAN") is established to attract, retain and reward persons providing services to Adobe Systems Incorporated and any successor corporation thereto (collectively referred to as the "COMPANY"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "PARTICIPATING COMPANY" and collectively referred to as the "PARTICIPATING COMPANY GROUP"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

     An option granted under the Plan (an "OPTION") may be either an incentive stock option as defined in section 422 of the Code (an "INCENTIVE STOCK OPTION") or a nonqualified stock option.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Plan shall be administered by the Board or by a duly appointed committee of the Board in compliance with the requirement, if any, of Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation ("RULE 16B-3"). Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final authority, in its sole discretion:


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     (a)  to determine the persons to whom (an "OPTIONEE"), and the time or times at which, Options shall be granted and the number of shares to be represented by each Option;

     (b) to designate the Options being granted as Incentive Stock Options or nonqualified stock options;

     (c) to determine the fair market value of the common stock of the Company;

     (d) to determine the terms and conditions of each Option granted (which need not be identical), including, without limitation, the exercise price of the Option, the method of payment for shares purchased upon exercise of the Option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of stock, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, and all other terms and conditions of the Option not inconsistent with the terms of the Plan;

     (e) to approve one or more forms of stock option agreement for use under the Plan;

     (f) to modify or amend any Option, or to waive any restrictions or conditions applicable to any Option or the exercise thereof;

     (g) to accelerate, continue, extend or defer the exercisability and/or vesting of any Option, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

     (h) to delegate to the Chief Financial Officer the authority to grant Options without further approval of the Board to any person eligible pursuant to paragraph 3 below, other than a person who, at the time of the grant, is a person subject to Section 16 under the Exchange Act; provided, however, that
(i) the Chief Financial Officer shall not grant Options to any one person for more than 20,000 shares, (ii) the exercise price per share of each such Option shall be equal to the closing sale price per share of the Company's common stock on the date of grant as quoted on the Nasdaq National Market or such other national securities exchange or market system constituting the primary market for the common stock of the Company (or if the stock has not traded on such date, on the last day preceding the date of grant on which the stock was so traded), and (iii) each such Option shall be subject to the terms and conditions of the appropriate standard form of stock option agreement approved by the Board pursuant to paragraph 7 below and shall conform to the provisions of the Plan and any guidelines established by the Board;

     (i) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option;


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     (j)  to prescribe, amend or rescind rules, regulations and policies relating to the Plan;

     (k) to construe and interpret the Plan and any stock option agreement used under the Plan and to define the terms employed herein and therein; and

     (l) to make all other determinations and take such other action with respect to the Plan and any Option granted hereunder as the Board may deem advisable, to the extent permitted by applicable law.

     All decisions, determinations and interpretations of the Board shall be final and binding upon all persons having an interest in the Plan and/or any Option.

   3.  ELIGIBILITY AND OPTION LIMITATIONS.

       (a) PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to employees (including officers and directors who are also employees) of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. For purposes of the foregoing sentence, "employees" shall include prospective employees to whom Options are granted in connection with written offers of employment with the Participating Company Group and "consultants" or "advisors" shall include prospective consultants or advisors to whom Options are granted in connection with written consulting or advising offers with the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options. An individual who is rendering services as a consultant, advisor, or other independent contractor or who is a prospective employee, consultant or advisor may only be granted a nonqualified stock option. Eligible persons may be granted more than one (1) Option.

      (b) SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in paragraph 9 below, at any such time as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code and any applicable regulations thereunder, no employee shall be granted one or more Options within any period of twelve consecutive months which in the aggregate are for the purchase of more than one million two hundred thousand
(1,200,000) shares (the "SECTION 162(m) GRANT LIMIT"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

   4. SHARES SUBJECT TO OPTION. Options shall be for the purchase of authorized but unissued or reacquired shares of the common stock of the Company (the "STOCK"), subject to adjustment as provided in paragraph 9 below. Subject to the limitations described in this paragraph 4, the maximum number of shares of Stock which may be issued under the Plan shall be twenty-nine million two hundred


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thousand (29,200,000) shares (the "SHARE RESERVE").  Notwithstanding any provision herein to the contrary, the Share Reserve determined at any time shall be reduced by (a) the number of shares of Stock issued pursuant to the exercise of options granted under the Adobe Systems Incorporated 1984 Stock option Plan (the "1984 PLAN") and (b) the number of shares of Stock then subject to outstanding options granted under the 1984 Plan. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

   5. TIME FOR GRANTING OPTIONS. All Options shall be granted, if at all, prior to December 17, 2003, the tenth anniversary of the date on which the Plan was initially adopted by the Board.

   6. TERMS, CONDITIONS AND FORM OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

       (a) EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "TEN PERCENT OWNER OPTIONEE") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

       (b) EXERCISE PERIOD OF OPTIONS. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of eight (8) years after the date such Option is granted and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.


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       (c)   PAYMENT OF EXERCISE PRICE.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iv) by the Optionee's recourse promissory note, (v) by the withholding of shares being acquired upon exercise of the Option having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (vi) by such other consideration and method of payment as the Board, in its sole discretion, may allow, or (vii) by any combination thereof.

    The Board may at any time or from time to time, by adoption of or by amendment to any of the standard forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one (1) or more forms of consideration.
 Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Option is granted, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company.

          (x) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock pursuant to clause (ii) of this paragraph 6(c) unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (y) Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory


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note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (z) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of (A) an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise pursuant to clause (iii) of this paragraph 6(c) or (B) the withholding of shares of Stock to be acquired upon such exercise pursuant to clause (v) of this paragraph 6(c).

       (d) FAIR MARKET VALUE LIMITATION. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as nonqualified stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

   7.  STANDARD FORMS OF STOCK OPTION AGREEMENT.

       (a) INCENTIVE STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the forms of incentive stock option agreement attached hereto as EXHIBIT A (New Employee) and EXHIBIT B (Existing Employee), as appropriate, and incorporated herein by reference.

       (b) NONQUALIFIED STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the forms of nonqualified stock option agreement attached hereto as EXHIBIT C (New Employee) and EXHIBIT D (Existing Employee), as appropriate, and incorporated herein by reference.

       (c) STANDARD TERM FOR OPTIONS. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of eight (8) years.

   8. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Stock Option Agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the


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terms of the Plan.  Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee's employment with the Participating Company Group is terminated for any reason, with or without cause.

   9. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in paragraph 3(b), and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control, as defined in paragraph 10) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this paragraph 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this paragraph shall be final, binding and conclusive.

   10. TRANSFER OF CONTROL. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

        (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

        (b) a merger or consolidation in which the Company is not the surviving corporation;

        (c) a merger or consolidation in which the Company is the surviving corporation where the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

       (d) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one
(1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or


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       (e)   A liquidation or dissolution of the Company.

     In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

   11. PROVISION OF INFORMATION. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

   12. TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a nonqualified stock option shall be assignable or transferable to the extent permitted by the Board and set forth in the stock option agreement evidencing such Option.

   13. TERMINATION OR AMENDMENT OF PLAN AND OPTIONS. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan and/or any Option at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of paragraphs 4 and 9 above) and (b) no change in the class of persons eligible to receive Incentive Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.


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     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Adobe Systems Incorporated 1994 Stock Option Plan as duly adopted by the Board of Directors of the Company and amended through December 18, 1996.


                                        /s/ COLLEEN M. POULIOT
                                       ------------------------------------
                                       Secretary


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                                PLAN HISTORY

   December 17, 1993        Board adopts Plan with initial reserve of
                            20,000,000 shares (the aggregate reserve under 1984 Plan), reduced at any time by (i) shares issued under 1984 Plan, (ii) options outstanding under 1984 Plan, and (iii) shares available for grant under 1984 Plan (zero after 1984 Plan termination date of 10/16/94).

   April 13, 1994           Shareholders approve Plan.

   January 11, 1996         Board amends Plan to increase reserve by 3,600,000
                            shares.

   April 10, 1996           Shareholders approve reserve increase of 3,600,000
                            shares.

   December 18, 1996        Board amends Plan to increase reserve by 5,600,000
                            shares and to reduce the maximum term of any option to 8 years.

   April 9, 1997            Shareholders approve reserve increase of 5,600,000
                            shares.


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